UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2005

AEROGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-31913	33-0488580
(Commission File No.)	(IRS Employer Identification No.)

2071 Stierlin Court, Suite 100

Mountain View, CA 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 864-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On June 3, 2005,  the Board of Directors of Aerogen, Inc. (the “Company”)  approved the terms of the Management Incentive Plan (the “Incentive Plan”) which is applicable to executive officers and others as may be designated by the Board of Directors. Participants in the Incentive Plan shall be eligible to receive an incentive bonus of between approximately twenty to forty percent of such participant’s current base annual salary to be paid upon the earliest of: (i) the closing of a strategic transaction of a type approved by the Board of Directors; (ii) a liquidation of the Company; or (iii) March 31, 2006. In addition, the Board of Directors may implement the payment of bonuses under the Incentive Plan within its sole discretion at any time.

A copy of the Incentive Plan is attached as Exhibit 10.19 hereto and incorporated herein by reference.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 6, 2005, the Company issued a press release announcing the appointment of John C. Hodgman, age 50, as President and Chief Executive Officer of the Company.  Prior to joining the Company, Mr. Hodgman has been with Cygnus, Inc. since 1994, becoming President and Chief Executive Officer in 1998 and also serving as chairman of Cygnus’ board of directors since 1999 to 2005.  He serves on the boards of directors of AVI BioPharma, Inc., Immersion Corporation, and Cygnus, Inc., where he also continues to serve as Chairman, President, and Chief Executive Officer.  Mr. Hodgman received a B.S. in Accounting and Finance from Brigham Young University and an M.B.A. at the University of Utah.

Pursuant to an offer letter with the Company, dated June 3, 2005, Mr. Hodgman will receive an annual base salary of $300,000, less withholding and all required deductions, and will be eligible to participate in the Incentive Plan and Executive Severance Change of Control Plan of the Company.  In addition, Mr. Hodgman would be eligible for a cash payment in the event of a bankruptcy or liquidation of the Company and stock options in the event of a restructuring of the Company.

A copy of the Offer Letter and press release announcing the appointment of Mr. Hodgman is attached as Exhibit 10.20 and Exhibit 99.1, respectively, to this current report and are incorporated herein by reference.

In addition, effective June 6, 2003, Jane E. Shaw has resigned as Chief Executive Officer, and effective June 30, 2005, will resign as Chairman of the Company’s Board of Directors. As of that time, Jean-Jacques Bienaime will become Lead Director of the Company.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits:

10.19                     Management Incentive Plan.

10.20                     Offer Letter, dated June 3, 2005, by and between the Company and John C. Hodgman.

 99.1                        Press Release, dated June 6, 2005, entitled “Aerogen Appoints President and Chief Executive Officer.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AEROGEN, INC.

Dated: June 9, 2005	By:	/s/ Robert S. Breuil
	Name:	Robert S. Breuil
	Title:	Chief Financial Officer and Vice
President of Corporate Development

EXHIBITS

10.19                     Management Incentive Plan.

10.20       Offer Letter, dated June 3, 2005, by and between the Company and John C. Hodgman.

 99.1                        Press Release, dated June 6, 2005, entitled “Aerogen Appoints President and Chief Executive Officer.”